UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐ Preliminary Proxy Statement
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INTERACTIVE TELEVISION NETWORKS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTERACTIVE TELEVISION NETWORKS, INC.

2010 Main Street, Suite 500
Irvine, California 92614

November 17, 2006

Dear Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Interactive Television Networks, Inc. The meeting will be held at the offices of Troy & Gould Professional Corporation, 1801 Century Park East, 16th Floor, Los Angeles, California, beginning at 10:00 A.M., local time, on December 14, 2006.

The Notice of Meeting and the Proxy Statement on the following pages cover the formal business of the meeting, which includes three items to be voted on by the stockholders. At the Annual Meeting, I will also report on Interactive Television’s current operations and will be available to respond to questions from stockholders.

Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. You are urged, therefore, to complete, sign, date and return the enclosed proxy card (or use telephone or internet voting procedures, if offered by your broker), even if you plan to attend the meeting.

I hope you will join us.

Sincerely,

/s/ Charles Prast
Charles Prast Chief Executive Officer and Director

INTERACTIVE TELEVISION NETWORKS, INC.

2010 Main Street, Suite 500
Irvine, California 92614

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on December 14, 2006

Notice is hereby given to the holders of common stock, $0.001 par value per share, of Interactive Television Networks, Inc. (“Interactive Television”) that the Annual Meeting of Stockholders will be held on Friday, December 14, 2006 at the offices of Troy & Gould Professional Corporation, 1801 Century Park East, 16th Floor, Los Angeles, California, beginning at 10:00 A.M., local time, for the following purposes:

(1)	To elect five directors to serve until the 2007 Annual Meeting of Stockholders;

(2)	To approve Interactive Television’s 2005 Equity Incentive Plan;

(3)	To ratify the selection of Lopez, Blevins, Bork & Associates, LLP as Interactive Television’s independent auditors for the fiscal year ending December 31, 2006; and

(4)	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

Only those stockholders of record at the close of business on November 9, 2006 are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment of the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting.

By Order of the Board of Directors

November 17, 2006	/s/ Murray Williams
Murray Williams Chief Financial Officer, Secretary and Director

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE (OR USE TELEPHONE OR INTERNET VOTING PROCEDURES, IF AVAILABLE THROUGH YOUR BROKER). IF YOU ATTEND THE ANNUAL MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AND VOTE IN PERSON.

INTERACTIVE TELEVISION NETWORKS, INC.

2010 Main Street, Suite 500
Irvine, California 92614

Annual Meeting of Stockholders to be Held on December 14, 2006
PROXY STATEMENT

This Proxy Statement is furnished to holders of the common stock, $0.001 par value per share, of Interactive Television Networks, Inc., a Nevada corporation, in connection with the solicitation of proxies by our Board of Directors for use at our 2006 Annual Meeting of Stockholders to be held at the offices of Troy & Gould Professional Corporation, 1801 Century Park East, 16th Floor, Los Angeles, California, beginning at 10:00 A.M., local time, on Friday, December 14, 2006, and at any postponement or adjournment of the Annual Meeting.

This Proxy Statement and the accompanying proxy card are first being mailed to our stockholders on or about November 17, 2006.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the attached Notice of Meeting and described in detail in this Proxy Statement, which are the election of directors, the approval of our 2005 Equity Incentive Plan and the ratification of our appointment of independent accountants. In addition, management will report on our performance during fiscal 2006 and respond to questions from stockholders.

Who is entitled to vote at the Annual Meeting?

Only holders of our common stock at the close of business on November 9, 2006 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. The holders of the outstanding shares of Series A Preferred Stock do not have the right to vote on matters that come before the stockholders.

What are the voting rights of the holders of our common stock?

Holders of our common stock are entitled to one vote per share with respect to each of the matters to be presented at the Annual Meeting. The affirmative vote of a majority of the votes cast at the Annual Meeting, provided a quorum is present, will be required for approval of each of the proposals described in this Proxy Statement other than the election of directors. With regard to the election of directors, the five nominees receiving the greatest number of votes cast will be elected.

Abstentions will be counted towards the tabulation of votes cast on matters properly presented to the stockholders (except the election of directors) and will have the same effect as negative votes. Broker non-votes will not be counted as votes cast and, therefore, will have no effect on the outcome of the matters presented at the Annual Meeting.

What constitutes a quorum?

Our Bylaws provide that the presence, in person or by proxy, at our Annual Meeting of the holders of a majority of the outstanding shares of our common stock will constitute a quorum.

For the purpose of determining the presence of a quorum, proxies marked “withhold authority” or “abstain” will be counted as present. Shares represented by proxies that include so-called broker non-votes also will be counted as shares present for purposes of establishing a quorum. On the record date of November 9, 2006, there were 23,663,272 shares of our common stock issued and outstanding, and those shares are the only shares that are entitled to vote at the Annual Meeting.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The recommendations of our Board of Directors are set forth together with the description of each Proposal in this Proxy Statement. In summary, our Board of Directors recommends a vote:

•	“FOR” election of the directors named in this Proxy Statement (see Proposal I);

•	“FOR” approval of our 2005 Equity Incentive Plan (see Proposal II); and

•	“FOR” ratification of the appointment of Lopez, Blevins, Bork & Associates, LLP as our independent auditors for fiscal 2006 (see Proposal III).

Proxies

If the enclosed proxy card is executed, returned in time and not revoked, the shares represented by the proxy card will be voted at the Annual Meeting and at any postponement or adjournment of the Annual Meeting in accordance with the directions indicated on the proxy card. IF NO DIRECTIONS ARE INDICATED, PROXIES WILL BE VOTED “FOR” ALL PROPOSALS DESCRIBED IN THIS PROXY STATEMENT AND, AS TO ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT OF THE ANNUAL MEETING, IN THE SOLE DISCRETION OF THE PROXY HOLDERS.

A stockholder who returns a proxy card may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to our Corporate Secretary, (ii) properly submitting to us a duly executed proxy bearing a later date, or (iii) appearing at the Annual Meeting and voting in person. All written notices of revocation of proxies should be addressed as follows: Interactive Television Networks, Inc., 2010 Main Street, Suite 500, Irvine, California 92614, Attention: Corporate Secretary.

PROPOSAL I

ELECTION OF DIRECTORS

We currently have six directors. Mr. Joseph J. Scotti, currently a director and our Executive Vice-President of Programming, has chosen not to stand for re-election at the Annual Meeting. Accordingly, in accordance with our Bylaws, the number of directors on our Board of Directors will be reduced to five members, effective as of the Annual Meeting. Each director is elected for a term of one year and until his successor is elected.

The following is information concerning the nominees for election as directors. We believe that each nominee will be able to serve as a director. In the event that a nominee is unable to serve, the proxy holders will vote the proxies for such other nominee as they may determine.

Nominees

Michael Martinez, President. Mr. Martinez is a founder of our subsidiary, ITVN, Inc., and has served as its President since its incorporation in December 2003. Mr. Martinez became our President on June 3, 2005 after we acquired ITVN, Inc. Since 2003, Mr. Martinez has also been operating his real estate investment business. From 1999 to 2002, he was the Executive Vice President of Sales and Marketing for Cais Internet, Inc. From 1997 to 1999, he was the Vice President of Alternate Sales Channels for Telepacific, Inc. From 1993 to 1997, Mr. Martinez owned and operated CyberLink Technologies, Inc. Mr. Martinez founded Coast to Coast Communications, Inc. in 1989 which he sold to LA Cellular in 1993.

Charles Prast, Chief Executive Officer. Mr. Prast became our Chief Executive Officer effective June 3, 2005.  Mr. Prast served as a consultant to ITVN, Inc. from April 2005 until his appointment as our Chief Executive Officer.  From October 2004 until March 2005, Mr. Prast served as a consultant to Interactive Brand Development, Inc.  From May 2002 until November 2003, Mr. Prast was the President and Chief Executive Officer of Private Media Group, Inc.  Before joining Private Media, Mr. Prast was a senior corporate financier for a number of leading investment banks in the US and Europe including Commerzbank Securities, ING-Barings Furman Selz, NatWest Markets and Drexel Burnham Lambert.  Mr. Prast received a B.A. degree from Bates College in 1987.

Murray Williams, Chief Financial Officer. Mr. Williams became our Chief Financial Officer effective June 3, 2005. Mr. Williams served as a consultant to ITVN, Inc. from January 2004 until his appointment as our Chief Financial Officer. From November 2001 until the present, Mr. Williams has been an accounting and finance consultant for numerous private and public companies. Mr. Williams was one of the founding members of Buy.com, Inc. and held several officer positions with Buy.com, including principal financial officer, from February 1998 to August 2001. Before joining Buy.com, Inc., from January 1993 through January 1998, Mr. Williams was employed with KPMG Peat Marwick, LLP. Mr. Williams is a Certified Public Accountant, and received degrees in both Accounting and Real Estate from the University of Wisconsin-Madison in 1992.

Geoffrey Brown joined our Board of Directors on August 1, 2005. Mr. Brown currently is the Chairman of Gusto Games Ltd., a U.K. videogames development company he co-founded in September 2003 that is based in Bloxham, England. Mr. Brown is also a director of the following companies: Interactive Licensing Management, a licensing agency based in the United Kingdom specializing in licensing properties aimed at the videogame industry; Langdell Brown Associates, an agency specializing in licensing videogames for use in movies and movies for use in videogames, which Mr. Brown co-founded in Los Angeles; International Sports Multimedia, which Mr. Brown co-founded in 1992 to manage the official licensing of the Olympics to videogame formats; JDP Software which Mr. Brown co-founded in 2005 to publish licensed applications software in the U.K. and Europe; and XPLORE!, which Mr. Brown founded in 2004, a DVD production company currently acquiring properties to be featured in its innovative DVD technology. From 1997 to 2003, Mr. Brown was Chairman and Chief Executive Officer of Kaboom Studios Ltd., a holding company which Mr. Brown founded, and which was comprised of game development companies.

John Wirt joined our Board of Directors on August 1, 2005. Mr. Wirt is currently the Assistant General Counsel of Don King Productions, Inc. and has been the Assistant General Counsel since 1996. Before joining Don King Productions, Inc., Mr. Wirt was employed in private practice as an attorney in Chicago, Illinois, from 1989 through 1996. Mr. Wirt received his Bachelor of Arts in Philosophy, Politics and Economics from Knox College, Galesburg, Illinois, and his Juris Doctor degree from the University of Illinois, Champaign, in 1989. Mr. Wirt is also a Certified Public Accountant.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR ELECTION AS DIRECTORS.

Meetings of the Board of Directors and Committees

Board of Directors

The property, affairs and business of Interactive Television Networks, Inc. are conducted under the supervision and management of our Board of Directors as called for under the laws of Nevada and our Bylaws. Our Board of Directors has established a standing Audit Committee and a Nominating and Governance Committee, each member of which is “independent” under the independence standards of both the Nasdaq Stock Market and the Securities and Exchange Commission (the “SEC”).

In addition to the actions taken by unanimous written consent, the Board of Directors held two meetings during the 2006 fiscal year. Each director attended at least 75% of the aggregate of the total meetings of the Board and the total number of meetings of all Board committees on which he served that were held during the portion of the 2006 fiscal year in which he served as a director or served on such committees, as applicable.

Our Board of Directors has determined that Messrs.  Brown and Wirt are each “independent” under the independence standards of both the Nasdaq Stock Market and the SEC and have no material relationships with us (either directly or as a partner, stockholder or officer of any entity) that could be inconsistent with a finding of their independence as members of our Board of Directors or as the members of our Audit Committee or Nominating and Governance Committee. Our Board of Directors also has determined that Mr. Wirt, one of the independent directors serving on our Audit Committee, is an “audit committee financial expert” as defined by SEC rules.

Audit Committee

The Audit Committee was formed in November 2005. The Board of Directors has instructed the Audit Committee to meet periodically with the company’s management and independent accountants to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements, recommend to the Board the independent accountants to be retained, and receive and consider the accountants’ comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is also authorized to review related party transactions for potential conflicts of interest. The Audit Committee is composed of Mr. Brown and Mr. Wirt. Mr. Brown and Mr. Wirt are each non-employee directors. John Wirt has been designated as the “audit committee financial expert” as defined under Item 401(h)(2) of Regulation S-K of the Securities Act of 1933, as amended. The Audit Committee operates under a formal charter that governs its duties and conduct, a copy of which is attached to this Proxy Statement as Appendix A.

The Audit Committee held three meetings during the 2006 fiscal year.

Nominating and Governance Committee

The Nominating and Governance Committee assists our Board of Directors in discharging its duties relating to corporate governance and the compensation and evaluation of the Board. The purpose of the Committee is to (1) identify individuals who are qualified to become members of the Board, (2) select, or recommend for the Board’s selection, the director nominees for each annual meeting of stockholders, (3) review and recommend to the Board a set of corporate governance principles applicable to Interactive Television, and (4) perform such other actions within the scope of the Committee’s Charter as the Committee deems necessary or advisable. A copy of the Nominating and Governance Committee’s Charter is attached to this Proxy Statement as Appendix B.

The Nominating and Governance Committee was not formed until October 2006, and therefore did not hold any meetings during the fiscal year ended December 31, 2005.

The Nominating and Governance Committee has not established any specific minimum qualifications for director candidates or any specific qualities or skills that a candidate must possess in order to be considered qualified to be nominated as a director. Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. In making its nominations, our Nominating and Governance Committee generally will consider, among other things, an individual’s business experience, industry experience, financial background, breadth of knowledge about issues affecting our company, time available for meetings and consultation regarding company matters and other particular skills and experience possessed by the individual.

Stockholder Recommendations of Director Candidates

The Nominating and Governance Committee will consider Board nominees recommended by stockholders. In order for a stockholder to nominate a candidate for director, timely notice of the nomination must be given in writing to our Corporate Secretary. To be timely, the notice must be received at our principal executive offices as set forth under “Stockholder Proposals” below. Notice of a nomination must include your name, address and number of shares you own; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares beneficially owned by the nominee. It must also include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws, as well as whether the individual can understand basic financial statements and the candidate’s other board memberships (if any). You must submit the nominee’s consent to be elected and to serve. The Nominating and Governance Committee may require any nominee to furnish any other information that may be needed to determine the eligibility and qualifications of the nominee.

Any recommendations in proper form received from stockholders will be evaluated in the same manner that potential nominees recommended by our Board members or management are evaluated.

Stockholder Communication with Board Members

Stockholders who wish to communicate with our Board members may contact us at our principal executive office at 2010 Main Street, Suite 500, Irvine, California 92614. Written communications specifically marked as a communication for our Board of Directors, or a particular director, except those that are clearly marketing or soliciting materials, will be forwarded unopened to the Chairman of our Board, or to the particular director to whom they are addressed, or presented to the full Board or the particular director at the next regularly scheduled Board meeting.

Board Members’ Attendance at Annual Meetings

Each director is expected to be present at the Annual Meeting of Stockholders.

Compensation of Directors

During the fiscal year ended December 31, 2005, our directors were each paid $5,000 per quarter for the 3rd and 4th quarters of 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of the outstanding shares of our common stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of the copies of such forms received or written representations from the Reporting Persons, we believe that, with respect to the fiscal year ended December 31, 2006, all of the Reporting Persons complied with all applicable Section 16 filing requirements on a timely basis.

Beneficial Owners of More Than Five Percent of Interactive Television’s Common Stock; Shares Held by Directors and Executive Officers

The following table sets forth certain information regarding beneficial ownership of our common stock as of June 30, 2006 (a) by each person known by us to own beneficially 5% or more of any class of our common stock, (b) by our Named Executive Officers and our directors and (c) by all executive officers and directors of this company as a group. As of November 9, 2006 there were 23,663,272 shares of our common stock issued and outstanding. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all the shares beneficially owned by them.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned (2)	Percentage of Class
Charles Prast	581,767	2.34%

Michael Martinez	6,500,003	26.12%

Murray Williams	581,766	2.34%

Geoff Brown	25,000(4)	*

Joseph J. Scotti	125,000(4)	*

John Wirt	25,000(4)	*

David Koenig	5,500,003	22.10%

XTV Investments LLC(3) 2200 SW 10th Street, Deerfield Beach, Florida 33442	4,147,082	16.67%

Mercator Momentum Fund, LP 555 South Flower Street, Suite 4200 Los Angeles, CA 90071	1,154,633(5)(8)	4.53%(8)

Mercator Momentum Fund III, LP 555 South Flower Street, Suite 4200 Los Angeles, CA 90071	1,253,779(6)(8)	4.89%(8)

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned (2)	Percentage of Class
Monarch Pointe Fund, Ltd. c/o Bank of Ireland Securities Services, Ltd. Mayer Street Lower Dublin 1, Republic of Ireland	2,702,821(7)(8)	9.99%(7) (8)

Redlands Advisors, Inc. 555 South Flower Street, Suite 4200 Los Angeles, CA 90071	1,691,290(8)	6.80%(8)

M.A.G. Capital, LLC 555 South Flower Street, Suite 4200 Los Angeles, CA 90071	2,702,821(8)	9.99%(8)

Asset Managers International, Ltd. 1 Knightsbridge London, England SW1X7LY	2,739,462(9)	9.99%(9)

All executive officers and directors as a group (6 persons)	7,838,536(10)	31.28%

*	Less than 1%.
(1)	Unless otherwise indicated, the address of each of the persons shown is c/o Interactive Television Networks, Inc., 2010 Main Street, Suite 500, Irvine, California 92614.

(2)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding, including for purposes of computing the percentage ownership of the person holding such option, warrant or convertible security, but not for purposes of computing the percentage of any other holder.

(3)	XTV Investments LLC is a subsidiary of Interactive Brands Development, Inc.

(4)	Represents shares issuable under currently exercisable stock options.

(5)
Includes (i) 105,610 shares of common stock, (ii) a currently exercisable right to purchase 211,220 shares of common stock from Michael Martinez, (iii) a currently exercisable right to purchase 211,219 shares of common stock from David Koenig (iv) 589,116 shares of common stock issuable upon conversion of their 589,116 shares of Series A Convertible Preferred Stock, and (v) 37,468 shares of common stock issuable upon the exercise of the warrants issued in conjunction with the Series A Convertible Preferred Stock.

(6)
Includes (i) 101,707 shares of common stock, (ii) a currently exercisable right to purchase 203,414 shares of common stock from Michael Martinez, (iii) a currently exercisable right to purchase 203,415 shares of common stock from David Koenig, (iv) 700,680 shares of common stock issuable upon conversion of their 700,680 shares of Series A Convertible Preferred Stock, and (v) 44,563 shares of common stock issuable upon the exercise of the warrants issued in conjunction with the Series A Convertible Preferred Stock.

(7)
Consists of (i) 292,683 shares of common stock, (ii) a currently exercisable right to purchase 585,366 shares of common stock from Michael Martinez, (iii) a currently exercisable right to purchase 585,366 shares of common stock from David Koenig, (iv) 2,043,537 shares of common stock issuable upon conversion of their 2,043,537 shares of Series A Convertible Preferred Stock Stock, and (v) 129,969 shares of common stock issuable upon the exercise of the warrants issued in conjunction with the Series A Convertible Preferred Stock. Based on the foregoing, Monarch Pointe Fund, Ltd. owns, or has the right to acquire a total of 3,636,921 shares. However, the documentation governing the terms of the Series A Convertible Preferred Stock and the warrants held by Monarch Pointe Fund, Ltd. contains provisions prohibiting any conversion of the Series A Convertible Preferred Stock or exercise of the warrants that would result in Monarch Pointe Fund, Ltd. or any of its affiliates owning beneficially more than 9.99% of the outstanding shares of our common stock as determined under Section 13(d) of the Securities Exchange Act of 1934. As a result of these provisions, Monarch Pointe Fund, Ltd. does not have beneficial ownership in excess of 9.99% of the outstanding shares of our common stock.

(8)
M.A.G. Capital, LLC (“MAG”) currently owns warrants to purchase 53,000 shares of our common stock. In addition, MAG is the general partner of each of Mercator Momentum Fund, L.P. (“MMF”) and Mercator Momentum Fund III, L.P. (“MMFIII” and together with MMF, the “Funds”), and MAG controls the investments of Monarch Pointe Fund, Ltd. (“MPF”). Accordingly, MAG is deemed to be the beneficial owner of the shares held by the Funds and MPF. David F. Firestone controls the investments of Redlands Advisors, Inc. (“RAI”) and is the managing member of MAG. The documents governing the terms of the Series A Convertible Preferred Stock and the warrants contain provisions prohibiting the holders from converting shares of Series A Convertible Preferred Stock into shares of our common stock or exercising warrants for shares of our common stock if doing so would result in the MMF, MMFIII, MPF and their affiliates beneficially owning shares of common stock that represent more than 9.99% of our outstanding shares of common stock as determined under Section 13(d) of the Securities Exchange Act of 1934. As a result, neither MAG, MMF, MMFIII nor RAI does beneficially own, or may beneficially own, more than 9.99% of our outstanding common stock.

(9)
Consist of (i) 2,641,925 shares of common stock issuable upon the conversion of the outstanding 17% Secured Convertible Debentures and the 16% Secured Convertible Debentures, and (ii) 2,000,000 shares of common stock issuable upon the exercise of outstanding warrants. Based on the foregoing, Asset Managers International, Ltd. currently has the right to acquire a total of 4,641,925 shares. However, the documentation governing the terms of the two debentures and the warrants held by Asset Managers International, Ltd. contain provisions prohibiting any conversion of the debentures or exercise of the warrants that would result in Asset Managers International, Ltd. owning beneficially more than 9.99% of the outstanding shares of our common stock as determined under Section 13(d) of the Securities Exchange Act of 1934. As a result of these provisions, that entity does not have beneficial ownership in excess of 9.99% of the outstanding shares of our common stock. Accordingly, an aggregate of 1,902,463 shares are not included in the selling securityholder’s beneficial ownership. The shares listed in this table do not include any shares of common stock underlying any additional debentures that we have the right, exercisable at our option to issue to Asset Managers International, Ltd. as payment for interest that accrues under the 17% Secured Convertible Debentures and 16% Secured Convertible Debentures. The conversion price of the debentures and the exercise price of the warrants may be reduced under certain circumstances. The number of shares listed in this table does not take into effect any reduction of the conversion or exercise prices or any shares that we may issue as payment for interest under the debentures.

(10)	Includes currently exercisable options to purchase 175,000 shares.

Certain Relationships and Related Transactions

Michael Martinez is a co-founder of our subsidiary, ITVN, and the President of both ITVN and us. To help fund our short-term working capital needs, Mr. Martinez has, from time to time, made payments on our behalf for equipment purchases, software purchases, salaries, consulting fees, supplies and various other general expenses. These payments on our behalf, which to date have totaled in excess of $700,000, are treated as our short-term, interest-free unsecured accounts payable and are typically repaid when we have cash available. As of December 31, 2005, there were no outstanding payment advances that he made on our behalf. Mr. Martinez has also made direct cash loans to us, which loans amounted to $629,250 as of December 31, 2005. The loans are evidenced by a note that bears interest at a rate of 8% beginning on July 1, 2005 and is due on demand. Since December 2005, Mr. Martinez has been providing his services as our President as a consultant through M&A Business Consulting, Inc., a company owned by Michael Martinez and his wife. In April 2006, we evidenced the consulting arrangement by executing the Consulting Agreement with M&A Business Consulting, Inc. Under our consulting arrangement with M&A Business Consulting, Inc., we pay $20,000 per month for Mr. Martinez’s services. In December 2005, we also paid M&A Business Consulting, Inc. a $50,000 bonus in connection with obtaining Mr. Martinez’s services.

David Koenig is a co-founder of ITVN and currently is the Chief Technology Officer of that subsidiary. To help fund our short-term working capital needs, Mr. Koenig has, from time to time, made payments on our behalf for equipment purchases, software purchases, salaries, consulting fees, supplies and various other general expenses. These payments on our behalf, which to date have totaled in excess of $300,000, are treated as short-term, interest-free unsecured loans to us and are typically repaid when we have cash available. No amounts were owed to Mr. Koenig as of December 31, 2005 for any outstanding advances that he previously made on our behalf. Mr. Koenig has also made direct cash loans to us, which loans amounted to $427,344 as of December 31, 2005. The loans are evidenced by a promissory note that bears interest at a rate of 8% beginning on July 1, 2005 and is due on demand. In January 2006, Mr. Koenig began to provide services to ITVN through a consulting firm that he owns. As such, Mr. Koenig no longer accrues a salary from ITVN. Since then, all fees owed for services provided by Mr. Koenig have been paid to the consulting firm. The consulting firm was paid $60,000 in January 2006 for Mr. Koenig’s fees that accrued in 2005.

David Koenig also is the owner of a majority interest in Holio.net, LLC and Holio.net, Inc., a provider of content (collectively, “Holio.net”). Holio.net is one of the numerous content providers that currently provides content to ITVN for distribution to ITVN’s customers. The terms under which Holio.net provides the content to ITVN are the same as the terms between ITVN and all of the other ITVN content providers. Holio.net has accrued a total of $24,087 for its content through December 31, 2005. The total amount that we have paid to Holio.net for its content through December 31, 2005 is $20,090. ITVN also subleased some office space from Holio.net, LLC during the past two years. The total amount of rent that ITVN paid to Holio.net, LLC under this sublease was $4,000. Since ITVN has established leases for its own offices, the sublease with Holio.net, LLC has been terminated.

Charles Prast is our Chief Executive Officer. Prior to becoming our Chief Executive Officer in June 2005, Mr. Prast served as a consultant to ITVN. In consideration for his consulting services in 2005, Mr. Prast received $116,000.

Murray Williams is our Chief Financial Officer. Prior to becoming our Chief Financial Officer in June 2005, Mr. Williams worked for a consulting firm that was engaged by ITVN. Mr. Williams provided consulting services through the consulting company from January 2004 until June 3, 2005. In consideration for the consulting services provided by Mr. Williams, the consulting firm was paid $200,000 in 2005.

Executive Officers of Interactive Television Networks, Inc.

For biographical information regarding our executive officers, see “Proposal I - Election of Directors - Nominees.” For information concerning executive officers’ ownership of our common stock, see “Beneficial Owners of More Than Five Percent of Interactive Television’s Common Stock; Shares Held by Directors and Executive Officers” above.

Key Employees of Interactive Television Networks, Inc.

For biographical information regarding our key employees, other than Mr. Scotti, see “Proposal I - Election of Directors - Nominees.”

Joseph J. Scotti joined our Board of Directors on August 1, 2005 and will remain a director until the Annual Meeting. Mr. Scotti has chosen not to seek re-election at the Annual Meeting. However, Mr. Scotti will continue to act as our Executive Vice-President of Programming, a position he has held since January 1, 2006. Mr. Scotti has been the President of Global Media Television, an independent television and film distributor, since December 2001. Previously, from December 1999 to November 2001, Mr. Scotti was President of Fremantle Media’s (formerly Pearson Television) North American Distribution Division, a leading producer and distributor of television and films. Prior thereto, from 1995 to 1999, Mr. Scotti served as Executive Vice President for All-American Television, a publicly traded film and television production company and distributor. Mr. Scotti is a graduate of Fairleigh Dickinson University with a Bachelor of Science in Business Management.

Executive Compensation

ITVN, Inc., our operating subsidiary, was acquired in July 2005 by us (at that time we were known as Radium Ventures, Inc.) During the three years prior to the acquisition, Shane Whittle was the President, Treasurer (the principal financial officer) and Secretary of Radium Ventures. During the last three years, Radium Ventures did not pay Mr. Whittle or any other executive officer any salary or bonus, and Mr. Whittle was not granted any options. Following the acquisition of ITVN, Inc. by Radium Ventures, Mr. Whittle resigned, and all of the offices of Radium Ventures were either filled with the officers and directors of ITVN, Inc. or with new appointees. Accordingly, no information is provided below regarding Mr. Whittle or any other former executive officer of Radium Ventures. Instead, the information set forth below describes the compensation paid to the executives of ITVN, Inc.

The following table sets forth the compensation for services paid to Charles Prast, Michael Martinez and Murray Williams (our “Named Executive Officers “) during the fiscal year ended December 31, 2005.

Summary Compensation Table

	Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Year	Salary		Bonus	Other Annual Compensation	Securities Underlying Options/SARs

Charles Prast Chief Executive Officer	2005		$120,000(1)	-	581,767(2)	-

Michael Martinez President	2005 2004 2003	$ $	220,000(4) 30,000(3) -	- - -	- - -	- - -

Murray Williams Chief Financial Officer	2005		$80,000(1)	-	250,000(2)	-

(1) Represents salary paid from the date of employment (June 3, 2005) through December 31, 2005. Neither Mr. Prast nor Mr. Williams was employed by ITVN or this company prior to June 2005.

(2) Represents shares issued to these executive officers as a signing bonus in connection with their execution of an employment agreement with the company. The shares were valued at $0.10 per share.

(3) This amount represents salary that Mr. Martinez accrued during the fiscal year ended December 31, 2004. However, because of the company’s cash position, no amounts were paid during 2004. This amount was paid in full in 2005.

(4) This amount represents salary that Mr. Martinez accrued as an employee during the fiscal year ended December 31, 2005. However, only $120,000 was paid during 2005. The remaining amount was paid in full in 2006. Mr. Martinez’ employment was terminated in December 2005, at which time Mr. Martinez commenced providing services to us as a consultant through M&A Business Consulting, Inc., a company owned by Michael Martinez and his wife. Under the consulting arrangement, we agreed to pay M&A Business Consulting $20,000 per month for Mr. Martinez’ services, and further agreed to pay the consulting company a bonus of $50,000 in December 2005. The $20,000 payment for his services in December 2005, and the $50,000 bonus are not reflected in the foregoing table.

Stock Option Grants in the Last Fiscal Year

We did not grant any stock option during any period prior to December 31, 2005, and no options were outstanding as of such date. In addition we have not granted any stock appreciation rights.

Aggregate Options

No options had been issued to, and no unexercised options were held by the Named Executive Officers as of December 31, 2005. Our Board of Directors did, however, grant options to purchase a total of 1,340,000 shares under our 2005 Equity Incentive Plan on January 31, 2006, and additional options for 140,000 shares on June 21, 2006.

Equity Compensation Plan Information

The following table provides information as of December 31, 2005 with respect to securities that may be issued under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	-0-	—	—
Equity compensation plans not approved by security holders	3,000,000	—	3,000,000
Total	3,000,000	—	3,000,000

Our Board of Directors adopted our 2005 Equity Incentive Plan in December 2005. However, as of December 31, 2005, no options had been granted under the 2005 Equity Incentive Plan and the plan had not yet been submitted to our stockholders for their approval. Options were granted in January 2006. For further details, please see Proposal II - Approval of 2005 Equity Incentive Plan, New Plan Benefits below.

Employment Agreements

Effective June 3, 2005, we entered into written employment agreements with Charles Prast, our Chief Executive Officer, and Murray Williams, our Chief Financial Officer. We also orally agreed to an employment agreement with Michael Martinez, pursuant to which he agreed to act as our President. All three agreements are substantially the same, except as described below. All of the employment agreements have a term of three years, which terms will automatically be extended for an additional year unless either party provides notice of termination 60 days before the end of the three-year term. If any of the employment agreements are terminated by us for any reason other than for “cause,” the agreements provide that the terminated officer will continue to receive his salary until the earlier of (i) 12 months from the date of termination, or (ii) the expiration of the term of his agreement. Under the employment agreements, each of the three executive officers will receive an annual salary of $240,000. Each officer is also entitled to a bonus, the amount of which shall be determined in its discretion by our Board of Directors, payable at the end of each calendar year if we have positive EBITDA for that calendar year. Under the employment agreements, each officer is entitled to eight weeks of vacation during each year of employment. As a signing bonus, we issued 581,767 shares of our common stock to Mr. Prast and 250,000 shares to Mr. Williams. The shares were valued at $0.10 per share. Under the employment agreements of Mr. Prast and Mr. Williams, we agreed to “piggy-back” registration rights, under which we agreed to include their shares in the next registration statement that we file with the Securities and Exchange Commission.

Effective January 1, 2006, we entered into an employment agreement with Joseph Scotti, our new Executive Vice President of Programming. Under the employment agreement, we have agreed to pay Mr. Scotti an annual salary of $172,500, plus a bonus of $2,500 for each approved new network that is launched as part of our ITVN Service. Forty percent (40%) of this bonus may be paid in shares of common stock valued at a 15% discount to the volume weighted average price of our common stock during the calendar quarter in which the launch or launches of such new networks occur. Under the employment agreement, we also agreed to grant Mr. Scotti options to purchase 200,000 shares of our common stock. The options have an exercise price of $4.44 per share, the fair market value on the date of grant. One-half of the options vested immediately upon grant, and the other half will vest on January 1, 2007. Once vested, the options may be exercised at any time within three years of the date of vesting. The agreement has an initial term of 18 months and will automatically be extended for an additional 12-month period unless notice is given by either party at least 30 days prior to the extension date.

In December 2005, we terminated our oral employment agreement with Michael Martinez and entered into an arrangement for Mr. Martinez’ services with M&A Business Consulting, Inc., a company owned by Michael Martinez and his wife. Mr. Martinez is an employee of M&A Business Consulting, Inc. Under our agreement with M&A Business Consulting, Inc., we agreed to pay M&A Business Consulting, Inc. $20,000 per month and a bonus of $50,000 in December 2005. Our arrangement was formalized on April 19, 2006 by the execution of a Consulting Agreement between this company and M&A Business Consulting, Inc. Under the Consulting Agreement, M&A Business Consulting, Inc. has agreed to make Mr. Martinez available to us on a full-time basis as our President, for a fee of $20,000 per month. The Consulting Agreement can be terminated by either us or by M&A Business Consulting, Inc. at any time for any reason.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, and principal accounting officer or controller. You can obtain a copy of the Code, without charge, by writing to our Corporate Secretary at Interactive Television Networks, Inc., 2010 Main Street, Suite 500, Irvine, California 92614.

Report of the Audit Committee

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate by reference previous or future filings, including this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any of such filings.

The responsibilities of the Audit Committee include providing oversight to the financial reporting process of Interactive Television through periodic meetings with our independent registered public accounting firm and management to review accounting, auditing, internal controls, and financial reporting matters. The management of Interactive Television is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on senior management, including senior financial management, and on the independent registered public accounting firm. In particular, we have relied on (i) management’s representation that Interactive Television’s financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and (ii) the report of Interactive Television’s independent registered public accounting firm with respect to such financial statements.

We have reviewed and discussed with senior management the audited financial statements of Interactive Television that are included in the fiscal year 2005 Annual Report on Form 10-KSB. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with accounting principles generally accepted in the United States.

We have discussed with Lopez, Blevins, Bork & Associates, LLP, our independent registered public accounting firm, the matters required to be discussed by SAS 61 (Communications with Audit Committee). SAS 61 requires our independent registered public accounting firm to provide us with additional information regarding the scope and results of their audit of Interactive Television’s financial statements with respect to (i) their responsibility under auditing standards generally accepted in the United States, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

We have received from Lopez, Blevins, Bork & Associates, LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Lopez, Blevins, Bork & Associates, LLP and Interactive Television that in its professional judgment may reasonably be thought to bear on independence. Lopez, Blevins, Bork & Associates, LLP has discussed its independence with us. Lopez, Blevins, Bork & Associates, LLP confirmed in its letter, in its professional judgment, it is independent of Interactive Television within the meaning of the federal securities laws.

Based on the review and discussions described above with respect to the audited financial statements of Interactive Television, we recommended to the Board of Directors that such financial statements be included in Interactive Television’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005.

Respectfully submitted, Audit Committee

PROPOSAL II

APPROVAL OF 2005 EQUITY INCENTIVE PLAN

On December 19, 2005, the Board of Directors adopted the 2005 Equity Incentive Plan of Interactive Television Networks, Inc. (the “2005 Plan”). Implementation of the 2005 Plan is subject to stockholder approval. A copy of the 2005 Plan is attached as Appendix C to this Proxy Statement.

The Board of Directors believes that approval of the 2005 Plan is necessary to make shares available for the grant of options and other awards to our current and future employees, directors, outside consultants and advisers.

A summary of the 2005 Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the 2005 Plan.

Summary of the 2005 Plan

The purpose of the 2005 Plan is to (i) encourage selected employees, directors, consultants and advisers to improve operations and increase the profitability of Interactive Television Networks, Inc, (ii) encourage selected employees, directors, consultants and advisers to accept or continue employment or association with us, and (iii) increase the interest of selected employees, directors, consultants and advisers in our welfare through participation in the growth in value of our common stock. As of November 1, 2006, we had five directors, four officers, 26 full-time employees and 4 contract employees.

The Plan authorizes the granting of the following types of awards to persons who are employees or directors of Interactive Television Networks, Inc. or its subsidiaries or who are consultants or advisers to such entities:

•	“Incentive stock options” that are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder;

•	“Non-qualified stock options” that are not intended to be incentive options; and

•	Shares of common stock that are subject to specified restrictions.

Subject to the adjustment provisions of the 2005 Plan that are applicable in the event of a stock dividend, stock split, reverse stock split or similar transaction, up to 3,000,000 shares of common stock may be issued under the 2005 Plan and no person shall be granted awards under the 2005 Plan during any twelve-month period that cover more than 300,000 shares of common stock. As of November 15, 2006, the last reported sales price of our common stock as reported on the OTC Bulletin Board was $2.00 per share.

The 2005 Plan is administered by our Board of Directors or a committee of the Board of Directors, which determines the persons to whom awards will be granted, the type of award to be granted, the number of awards to be granted and the specific terms of each grant, including the vesting thereof, subject to the provisions of the plan.

The 2005 Plan provides that the exercise price of each stock option may not be less than the fair market value of our common stock on the date of grant (or 110% of the fair market value in the case of incentive stock options granted to a person holding more than 10% of our outstanding common stock). The maximum number of options that may be granted in any fiscal year to any participant is 400,000.

The plan also permits the committee to grant freestanding stock appreciation rights or in tandem with option awards. The grant price of a stock appreciation right shall be no less than the fair market value of a share on the date of grant of the stock appreciation right. No stock appreciation right shall be exercisable later than the tenth anniversary of its grant. Upon the exercise of a stock appreciation right, a participant shall be entitled to receive common stock at a fair market value equal to the benefit to be received by the exercise (although we may agree to pay the benefit in cash or a combination of cash and stock).

The plan also provides us with the ability to grant or sell shares of common stock that are subject to certain transferability, forfeiture, repurchase or other restrictions. The type of restriction, the number of shares of restricted stock granted and other such provisions shall be determined by the committee.

Unless otherwise determined by the committee, awards granted under the 2005 Plan are not transferable other than by will or by the laws of descent and distribution.

The 2005 Plan provides that, except as set forth in an individual award agreement, upon the occurrence of a corporate transaction: (1) the committee shall notify each participant at least thirty (30) days prior to the consummation of the corporate transaction or as soon as may be practicable and (2) all options and stock appreciation rights shall terminate and all restricted stock shall be forfeited immediately prior to the consummation of such corporate transaction unless the committee determines otherwise in its sole discretion. A “corporate transaction” means (i) a liquidation or dissolution of this company; (ii) a merger or consolidation of the company with or into another corporation or entity (other than a merger with a wholly-owned subsidiary); (iii) a sale of all or substantially all of the assets of the company; or (iv) a purchase or other acquisition of more than 50% of the outstanding stock of the company by one person or by more than one person acting in concert.

The committee may alter, amend or terminate the plan in any respect at any time, but no alteration, amendment or termination will adversely affect in any material way any award previously granted under the plan, without the written consent of the participant holding such award.

Certain Federal Income Tax Consequences

Non-Qualified Stock Options

There will be no federal income tax consequences to either Interactive Television Networks, Inc. or the participant upon the grant of a non-qualified stock option if the exercise price is not less than the fair market value of our common stock on the date of the option grant. However, the participant will realize ordinary income on the exercise of the non-qualified stock option in an amount equal to the excess of the fair market value of the common stock acquired upon the exercise of such option over the exercise price, and Interactive Television Networks, Inc. will receive a corresponding deduction. The gain, if any, realized upon the subsequent disposition by the participant of the common stock will constitute short-term or long-term capital gain, depending on the participant’s holding period.

Incentive Stock Options

There will be no federal income tax consequences to either Interactive Television Networks, Inc. or the participant upon the grant of an incentive stock option. Upon exercise of the option, the excess of the fair market value of the stock over the exercise price (the “spread”) will be added to the alternative minimum tax base of the participant unless a disqualifying disposition is made in the year of exercise. A disqualifying disposition is the sale of the stock prior to the expiration of two years from the date of grant and one year from the date of exercise. If the shares of common stock are disposed of in a disqualifying disposition, the participant will realize taxable ordinary income in an amount equal to the spread at the time of exercise, and Interactive Television Networks, Inc. will be entitled to a federal income tax deduction equal to such amount. If the participant sells the shares of common stock after the specified periods, the gain or loss on the sale of the shares will be long-term capital gain or loss and Interactive Television Networks, Inc. will not be entitled to a federal income tax deduction.

Restricted Stock

Unless a participant makes an election under Section 83(b) of the Internal Revenue Code to accelerate recognition of the income to the date of grant, a participant receiving a restricted stock award will not recognize income, and Interactive Television Networks, Inc. will not be allowed a tax deduction, at the time the award is granted. As and when the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock no longer subject to restrictions, and Interactive Television Networks, Inc. will be entitled to a corresponding tax deduction at that time.

Section 162(m) of the Internal Revenue Code

Pursuant to Section 162(m) of the Internal Revenue Code, Interactive Television Networks, Inc. may not deduct compensation in excess of $1,000,000 paid to each of its chief executive officer and the four next most highly compensated executive officers subject to certain exceptions. The 2005 Plan is designed to comply with an exception from the limitation of Section 162(m) as to options granted under that Plan.

New Plan Benefits

On January 31, 2006, we granted options to purchase a total of 1,340,000 shares of common stock under our 2005 Equity Incentive Plan. The options were granted to our employees and our directors. The exercise price of all of these options was $4.44 per share, the market price on the date of grant. Options for 794,400 shares granted to six employees were immediately vested and exercisable on the date of grant. All of the other outstanding options will vest at various times ending in February 2008.

On June 21, 2006, we granted options to purchase a total of 140,000 shares of common stock under our 2005 Equity Incentive Plan to an employee and to a consultant of the company. The exercise price of all of these options was $4.00 per share, the market price on the date of grant. The employee’s options will vest at various times ending in March 2008 if he is still an employee on the vesting dates. The consultant’s options will vest on June 21, 2007 if he is still is a consultant of the company on that date.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 2005 EQUITY INCENTIVE PLAN.

PROPOSAL III

RATIFICATION OF APPOINTMENT OF AUDITORS

Stockholder Ratification of the Appointment of Lopez, Blevins, Bork & Associates, LLP

The Audit Committee of the Board of Directors has approved Lopez, Blevins, Bork & Associates, LLP as our independent auditors to audit our consolidated financial statements for the fiscal year ending December 31, 2006. Lopez, Blevins, Bork & Associates, LLP has acted as our independent auditors since September 2004. We are not required to seek stockholder approval for the appointment of our independent auditors. However, the Audit Committee and the full Board of Directors believe it to be sound corporate practice to seek such approval. If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and will re-consider the appointment. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of this company and its stockholders.

The following is a summary of the fees billed to Interactive Television Networks, Inc. and Subsidiary for professional services rendered for the fiscal years ended December 31, 2005 and 2004:

Fee Category	2005	2004

Audit Fees	$26,205	$-
Audit-Related Fees	5,060	5,000
Tax Fees	8,555	-
Total Fees	$39,820	$5,000

Audit Fees. Consists of fees billed for professional services rendered by Lopez, Blevins, Bork & Associates, LLP for the audit of Interactive Television Networks, Inc.’s financial statements and review of the interim financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit and review of Interactive Television Networks, Inc.’s financial statements and are not reported under “Audit Fees.” These services include professional services requested by Interactive Television Networks, Inc. in connection with accounting consultations in connection with acquisitions and consultations concerning financial accounting and reporting standards.

Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and assistance with tax reporting.

Representatives of Lopez, Blevins, Bork & Associates, LLP will not be present at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF LOPEZ, BLEVINS, BORK & ASSOCIATES, LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

STOCKHOLDER PROPOSALS

Any proposal that a Interactive Television Networks, Inc. stockholder intends to present in accordance with Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”) at our next annual meeting of stockholders to be held in 2007 must be received by us on or before July 17, 2007. Notice of stockholder proposals submitted outside of Rule 14a-8 of the Exchange Act will be considered untimely if received by us after July 17, 2007. Only proper proposals under Rule 14a-8 of the Exchange Act that are timely received will be included in the 2007 Proxy Statement. All proposals described in this paragraph should be sent to Interactive Television Networks, Inc., 2010 Main Street, Suite 500, Irvine, California 92614, Attention: Corporate Secretary.

OTHER MATTERS

Expenses of Solicitation

Interactive Television Networks, Inc. will bear the cost of soliciting proxies. In addition to the use of the mails, proxies may be solicited by our directors, officers and other employees, personally or by telephone, facsimile or email. Such persons will not be compensated separately for these solicitation activities.

Miscellaneous

Our management does not intend to present any other items of business and is not aware of any matters other than those set forth in this Proxy Statement that will be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the shares of our common stock that they represent in accordance with their best judgment.

Annual Report

A copy of our Annual Report on Form 10-KSB, without exhibits, for the year ended December 31, 2005 that we filed with the Securities and Exchange Commission accompanies this Proxy Statement. Copies of the Form 10-KSB exhibits are available without charge. Stockholders who would like such copies should direct their requests in writing to: Interactive Television Networks, Inc., 2010 Main Street, Suite 500, Irvine, California 92614, Attention: Corporate Secretary.

By Order of the Board of Directors

November 17, 2006	/s/ Murray Williams
Murray Williams Corporate Secretary

APPENDIX A

CHARTER FOR THE
AUDIT COMMITTEE
OF

INTERACTIVE TELEVISION NETWORKS, INC.

PURPOSES:

The Audit Committee will make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company, to provide the Board of Directors the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP:

The Audit Committee will consist of no less than three members of the Board, a majority of whom shall initially be independent directors. If and when required by the rules of the NASDAQ Stock Market (“NASDAQ”) and/or other markets in which the Company’s securities are traded or listed for trading, all members shall be “independent” Directors as set forth in the rules of NASDAQ, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. The members of the Audit Committee will be appointed by and will serve at the discretion of the Board of Directors.

RESPONSIBILITIES:

The Audit Committee’s primary duties and responsibilities are to:

Review Procedures

1.
Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board of Directors for approval. The Audit Committee shall submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2.
Review the Company’s annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm prior to filing or distribution. This review should include review of the Company’s disclosures in the annual or quarterly report, significant issues and judgments regarding accounting and auditing principles and practices (including any changes to the Company’s accounting principles) and a review of any transactions as to which management received a report from the independent registered public accounting firm regarding the accounting principles to be applied to such transactions. Following this review, the Audit Committee shall recommend to the Board of Directors whether the financial statements should be included in the Annual Report on Form 10-KSB. If required by the rules of the Securities and Exchange Commission, the Audit Committee shall also annually prepare a report to shareholders as to be included in the Company’s annual proxy statement.

Appendix A - 1

3.
Review the Company’s internal controls, including any significant deficiencies in internal controls and any significant changes in such controls reported to the Audit Committee by the independent registered public accounting firm, an internal auditor or management, and review the Company’s disclosure controls and procedures. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures.

4.
Discuss with management the Company’s earnings press releases and corporate policies with respect to earnings releases and financial information and earnings guidance provided to analysts and rating agencies.

5.	Review stock exchange or inter-dealer quotation system correspondence, proxy statement disclosures and other filings relating to the Audit Committee or its activities.

6.
Review disclosures made by the Company’s principal executive officer and principal financial officer regarding compliance with the certification obligations required by the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the Company’s disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

7.
The Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing and issuing an audit report or related work. In this regard, the Audit Committee shall appoint and retain, compensate, evaluate, and terminate when appropriate, the independent registered public accounting firm, who shall report directly to the Audit Committee. The Audit Committee shall pre-approve all audit engagement fees and terms and pre-approve any other significant compensation to be paid to the independent registered public accounting firm. The Audit Committee shall review annually with the Company’s independent registered public accounting firm and management the scope and general extent of the proposed audit, and the audit procedures to be utilized. The Audit Committee shall also approve the retention of the independent registered public accounting firm for any non-audit service and the fee for such service.

8.
Review at least annually and discuss with the independent registered public accounting firm the auditors’ report regarding its independence. This review includes ensuring that any relevant matters relating to the independent registered public accounting firm’s objectivity and independence are discussed, and, if required, making recommendations to the Board of Directors regarding appropriate action to address the Company’s independent registered public accounting firm’ independence. The Audit Committee shall also review and oversee the experience and qualifications of the senior members of the independent registered public accounting firm’s team and the quality control procedures of the independent registered public accounting firm.

9.	Establish policies for hiring employees and former employees of the independent registered public accounting firm.

10.
Review with the independent registered public accounting firm the results of the annual audit examination and any issues the auditor may have encountered in the course of its audit work and management’s response. This review should include, among other things, any management letter, any restrictions on the scope of activities or access to required information, and changes required in the planned scope of the audit.

Appendix A - 2

11.
Review any and all reports to management by the Company’s independent registered public accounting firm, including management’s responses thereto, if any, including reports mandated by Section 10A of the Securities Exchange Act of 1934, and obtain from the Company’s independent registered public accounting firm any information with respect to illegal acts in accordance with Section 10A.

12.
In accordance with the Company’s Code of Business Conduct and Ethics, establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

13.
Review with the Company’s counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

14.	Review candidates for the positions of chief financial officer and controller of the Company.

15.
Review the Audit Committee’s own performance annually and perform any other activities consistent with this Charter, the Company’s bylaws, and governing law, as the Audit Committee or the Board deems necessary or appropriate.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the Audit Committee’s duty to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the Company’s independent registered public accounting firm. Nor is it the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations.

MEETINGS:

The Audit Committee will meet formally at least two times a year. The Audit Committee may establish its own schedule of meetings, which it will provide to the Board of Directors in advance.

The Audit Committee will meet separately with the President and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company, at such time as it deems appropriate, to review the independent auditor's examination and management report, if prepared for a particular period, and will meet separately with the auditors to inquire as to the effectiveness of the Company’s system of internal controls and effectiveness of its financial and accounting personnel.

REPORT:

The Audit Committee will record its summaries of recommendations to the Board in written form which will be incorporated as a part of the minutes of the Board of Directors meeting at which those recommendations are presented.

MINUTES:

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

Appendix A - 3

APPENDIX B

INTERACTIVE TELEVISION NETWORKS, INC.

CHARTER OF THE NOMINATING AND GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS

I.	Committee Purpose.

1.
The Nominating and Governance Committee (the “Committee”) of the Board of Directors of Interactive Television Networks, Inc. (the “Company”) is established by the Board to be primarily responsible for identifying individuals qualified to serve as members of the Board of Directors and recommending to the Board director nominees prior to each annual meeting of shareholders of the Company. The Committee also shall be primarily responsible for recommending to the Board appointees to each committee of the Board.

2.
The Committee also shall take a leadership role in shaping and implementing corporate governance policies and practices and ethical standards for the Company. After the adoption of such policies, practices and standards, the Committee shall be primarily responsible for monitoring compliance with the same.

II.	Composition.

The Committee shall consist of at least two directors, appointed annually by the Board, one of whom shall be designated by the Board to Chair the Committee. The Chair and members of the Committee shall serve at the pleasure of the Board. Each member shall be:

1.	“Independent” as that term is defined in the rules of any applicable stock exchange or inter-dealer quotation system on which the Company’s stock is then listed.

2.	A “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

3.	Qualify under all other applicable laws, rules and regulations governing director independence.

III.	Meetings.

The Committee shall meet at least once annually and more frequently as circumstances dictate. A meeting may be called by the Chair at any time and shall be called by the Chair at the request of any member of the Committee. The Committee may meet in person or by telephone and shall have the authority to act by unanimous written consent. Minutes shall be taken of each meeting of the Committee and lodged in the Company’s Minutes Book.

IV.	Authority and Responsibilities.

In accordance with the Committee’s purpose, it shall:

1.
Review the appropriateness of the size and composition of the Board of Directors, giving due consideration to such factors as the business experience and expertise of each Board member. Make recommendations to the Board of Directors as appropriate.

2.	Identify qualified individuals to be recruited for service on the Board of Directors.

Appendix B - 1

3.	Recommend to the Board of Directors the formation of committees deemed necessary, the structure and responsibilities of each and the directors to serve as Chair and members of each such committee.

4.	Consider suggestions for membership on the Board of Directors submitted by the Company’s shareholders.

5.
Recommend to the Board of Directors the slate of nominees for election at the Company’s annual meeting of shareholders and qualified individuals to fill vacancies, if any, which occur between annual meetings.

6.	Review and assess on a continuing basis the Company’s corporate governance policies and practices and ethical standards and recommend changes to the Board of Directors as necessary.

7.	Review and assess on a continuing basis the Company’s business practices.

8.	Review adherence by directors and senior officers to the Company’s Code of Business Conduct and Ethics specifically applicable to such individuals.

9.	Review annually the Committee's performance and report results to the Board of Directors.

10.	Assess on a continuing basis the adequacy of the Committee's charter and recommend changes to the Board of Directors as necessary.

11.	Retain counsel, consultants and other experts as required to assist the Committee.

12.	Perform any other duties delegated to the Committee by the Board of Directors.

Appendix B - 2

APPENDIX C

2005 EQUITY INCENTIVE PLAN
OF
INTERACTIVE TELEVISION NETWORKS, INC.

1.	PURPOSES OF THE PLAN

The purposes of the 2005 Equity Incentive Plan (“Plan”) of INTERACTIVE TELEVISION NETWORKS, INC., a Nevada corporation (the “Company”), are to:

1.1  Encourage selected employees, directors, consultants and advisers to improve operations and increase the profitability of the Company;

1.2  Encourage selected employees, directors, consultants and advisers to accept or continue employment or association with the Company or its Affiliates; and

1.3  Increase the interest of selected employees, directors, consultants and advisers in the Company’s welfare through participation in the growth in value of the common stock of the Company, par value $.001 per share (the “Common Stock”).

2.	TYPES OF AWARDS; ELIGIBLE PERSONS

2.1  The Administrator (as defined below) may, from time to time, take the following action, separately or in combination, under the Plan: (i) grant “incentive stock options” (“ISOs”) intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”); (ii) grant “non-qualified options” (“NQOs,” and together with ISOs, “Options”); (iii) grant or sell Common Stock subject to restrictions (“restricted stock”) and (iv) grant stock appreciation rights (in general, the right to receive the excess of the fair market value of Common Stock on the exercise date over its fair market value on the grant date (“SARs”)), either in tandem with Options or as separate and independent grants. Any such awards may be made to employees, including employees who are officers or directors, and to individuals described in Section 1 of this Plan who the Administrator believes have made or will make a contribution to the Company or any Affiliate (as defined below); provided, however, that only a person who is an employee of the Company or any Affiliate at the date of the grant of an Option is eligible to receive ISOs under the plan. The term “Affiliate” as used in this Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code. The term “employee” includes an officer or director who is an employee of the Company. The term “consultant” includes persons employed by, or otherwise affiliated with, a consultant. The term “adviser” includes persons employed by, or otherwise affiliated with, an adviser.

2.2  Except as otherwise expressly set forth in this Plan, no right or benefit under this Plan shall be subject in any manner to anticipation, alienation, hypothecation, or charge, and any such attempted action shall be void. No right or benefit under this Plan shall in any manner be liable for or subject to debts, contracts, liabilities, or torts of any option holder or any other person except as otherwise may be expressly required by applicable law.

3.	STOCK SUBJECT TO THIS PLAN; MAXIMUM NUMBER OF GRANTS

Subject to the provisions of Sections 6.1.1 and 8.2 of this Plan, the total number of shares of Common Stock which may be offered, or issued as restricted stock or on the exercise of Options or SARs under the Plan shall not exceed three million (3,000,000) shares of Common Stock. The shares subject to an Option or SAR granted under the Plan which expire, terminate or are cancelled unexercised shall become available again for grants under this Plan. If shares of restricted stock awarded under the Plan are forfeited to the Company or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan. Where the exercise price of an Option is paid by means of the optionee’s surrender of previously owned shares of Common Stock or the Company’s withholding of shares otherwise issuable upon exercise of the Option as may be permitted herein, only the net number of shares issued and which remain outstanding in connection with such exercise shall be deemed “issued” and no longer available for issuance under this Plan. No eligible person shall be granted Options or other awards during any twelve-month period covering more than four hundred thousand (400,000) shares.

Appendix C - 1

4.	ADMINISTRATION

4.1  This Plan shall be administered by the Board of Directors of the Company (the “Board”) or by a committee (the “Committee”) to which administration of this Plan, or of part of this Plan, is delegated by the Board (in either case, the “Administrator”). The Board shall appoint and remove members of the Committee in its discretion in accordance with applicable laws. At the Board’s discretion, the Committee may be comprised solely of “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or “outside directors” within the meaning of Section 162(m) of the Code. The Administrator may delegate non-discretionary administrative duties to such employees of the Company as the Administrator deems proper and the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under this Plan.

4.2  Subject to the other provisions of this Plan, the Administrator shall have the authority, in its discretion: (i) to grant Options and SARs and grant or sell restricted stock; (ii) to determine the fair market value of the Common Stock subject to Options or other awards; (iii) to determine the exercise price of Options granted, the economic terms of SARs granted, or the offering price of restricted stock; (iv) to determine the persons to whom, and the time or times at which, Options or SARs shall be granted or restricted stock granted or sold, and the number of shares subject to each Option or SAR or the number of shares of restricted stock granted or sold; (v) to construe and interpret the terms and provisions of this Plan, of any applicable agreement and all Options and SARs granted under this Plan, and of any restricted stock award under this Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to this Plan; (vii) to determine the terms and provisions of each Option and SAR granted and award of restricted stock (which need not be identical), including but not limited to, the time or times at which Options and SARs shall be exercisable or the time at which the restrictions on restricted stock shall lapse; (viii) with the consent of the grantee, to rescind any award or exercise of an Option or SAR and to modify or amend the terms of any Option, SAR or restricted stock; (ix) to reduce the exercise price of any Option, the base value from which appreciation is to be determined with respect to an SAR or the purchase price of restricted stock; (x) to accelerate or defer (with the consent of the grantee) the exercise date of any Option or SAR or the date on which the restrictions on restricted stock lapse; (xi) to issue shares of restricted stock to an optionee in connection with the accelerated exercise of an Option by such optionee; (xii) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option. SAR or award of restricted stock; (xiii) to determine the duration and purposes of leaves of absence which may be granted to participants without constituting a termination of their employment for the purposes of the Plan; and (xiv) to make all other determinations deemed necessary or advisable for the administration of this Plan, any applicable agreement, Option, SAR or award of restricted stock.

4.3  All questions of interpretation, implementation, and application of this Plan or any agreement or Option, SAR or award of restricted stock shall be determined by the Administrator, which determination shall be final and binding on all persons.

5.	GRANTING OF OPTIONS AND SARS; AGREEMENTS

5.1  No Options or SARs shall be granted under this Plan after ten (10) years from the date of adoption of this Plan by the Board.

Appendix C - 2

5.2  Each Option and SAR shall be evidenced by a written agreement, in form satisfactory to the Administrator, executed by the Company and the person to whom such grant is made. In the event of a conflict between the terms or conditions of an agreement and the terms and conditions of this Plan, the terms and conditions of this Plan shall govern.

5.3  Each agreement shall specify whether the Option it evidences is an NQO or an ISO, provided, however, all Options granted under this Plan to non-employee directors, consultants and advisers of the Company are intended to be NQOs.

5.4  Subject to Section 6.3.3 with respect to ISOs, the Administrator may approve the grant of Options or SARs under this Plan to persons who are expected to become employees, directors, consultants or advisers of the Company, but are not employees, directors, consultants or advisers at the date of approval.

6.	TERMS AND CONDITIONS OF OPTIONS AND SARS

Each Option and SAR granted under this Plan shall be subject to the terms and conditions set forth in Section 6.1. NQOs and SARs shall also be subject to the terms and conditions set forth in Section 6.2, but not those set forth in Section 6.3. ISOs shall also be subject to the terms and conditions set forth in Section 6.3, but not those set forth in Section 6.2. SARs shall be subject to the terms and conditions of Section 6.4.

6.1  Terms and Conditions to Which All Options and SARs Are Subject. All Options and SARs granted under this Plan shall be subject to the following terms and conditions:

6.1.1  Changes in Capital Structure. Subject to Section 6.1.2, if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, or if the Company effects a spin-off of the Company’s subsidiary, appropriate adjustments shall be made by the Administrator, in its sole discretion, in (a) the number and class of shares of stock subject to this Plan and each Option and SAR outstanding under this Plan, and (b) the exercise price of each outstanding Option; provided, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Any adjustment, however, in an outstanding Option shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the price for each share covered by the unexercised portion of the Option. Adjustments under this Section 6.1.1 shall be made by the Administrator, whose determination as to the nature of the adjustments that shall be made, and the extent thereof, shall be final, binding, and conclusive. If an adjustment under this Section 6.1.1 would result in a fractional share interest under an option or any installment, the Administrator’s decision as to inclusion or exclusion of that fractional share interest shall be final, but no fractional shares of stock shall be issued under the Plan on account of any such adjustment.

6.1.2  Corporate Transactions. Except as otherwise provided in the applicable agreement, in the event of a Corporate Transaction (as defined below), the Administrator shall notify each holder of an Option or SAR at least thirty (30) days prior thereto or as soon as may be practicable. To the extent not then exercised all Options and SARs shall terminate immediately prior to the consummation of such Corporate Transaction unless the Administrator determines otherwise in its sole discretion; provided. however, that the Administrator, in its sole discretion, may (i) permit exercise of any Options or SARs prior to their termination, even if such Options or SARs would not otherwise have been exercisable, and/or (ii) provide that all or certain of the outstanding Options and SARs shall be assumed or an equivalent Option or SAR substituted by an applicable successor corporation or entity or any Affiliate of the successor corporation or entity. A “Corporate Transaction” means (i) a liquidation or dissolution of the Company; (ii) a merger or consolidation of the Company with or into another corporation or entity (other than a merger with a wholly-owned subsidiary); (iii) a sale of all or substantially all of the assets of the Company; or (iv) a purchase or other acquisition of more than 50% of the outstanding stock of the Company by one person or by more than one person acting in concert.

Appendix C - 3

6.1.3  Time of Option or SAR Exercise. Subject to Section 5 and Section 6.3.4, an Option or SAR granted under the Plan shall be exercisable (a) immediately as of the effective date of the applicable agreement or (b) in accordance with a schedule or performance criteria as may be set by the Administrator and specified in the applicable agreement. However, in no case may an Option or SAR be exercisable until a written agreement in form and substance satisfactory to the Company is executed by the Company and the grantee.

6.1.4  Grant Date. The date of grant of an Option or SAR under the Plan shall be the effective date of the applicable agreement.

6.1.5  Non-Transferability of Rights. Except with the express written approval of the Administrator, which approval the Administrator is authorized to give only with respect to NQOs and SARs, no Option or SAR granted under this Plan shall be assignable or otherwise transferable by the grantee except by will or by the laws of descent and distribution. During the life of the grantee, an Option or SAR shall be exercisable only by the grantee.

6.1.6  Payment. Except as provided below, payment in full, in cash, shall be made for all stock purchased at the time written notice of exercise of an Option is given to the Company and the proceeds of any payment shall be considered general funds of the Company. The Administrator, in the exercise of its absolute discretion after considering any tax, accounting and financial consequences, may authorize any one or more of the following additional methods of payment:

(a)  Subject to the Sarbanes-Oxley Act of 2002, acceptance of the optionee’s full recourse promissory note for all or part of the Option price, payable on such terms and bearing such interest rate as determined by the Administrator (but in no event less than the minimum interest rate specified under the Code at which no additional interest or original issue discount would be imputed), which promissory note may be either secured or unsecured in such manner as the Administrator shall approve (including, without limitation, by a security interest in the shares of the Company);

(b)  Subject to the discretion of the Administrator and the terms of the stock option agreement granting the Option, delivery by the optionee of shares of Common Stock already owned by the optionee for all or part of the Option price, provided the fair market value (determined as set forth in Section 6.1.9) of such shares of Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by delivery of such stock;

(c)  Subject to the discretion of the Administrator, through the surrender of shares of Common Stock then issuable upon exercise of the Option, provided the fair market value (determined as set forth in Section 6.1.9) of such shares of Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by surrender of such stock; and

(d)  By means of so-called cashless exercises as permitted under applicable rules and regulations of the Securities and Exchange Commission and the Federal Reserve Board.

6.1.7  Withholding and Employment Taxes. At the time of exercise and as a condition thereto, or at such other time as the amount of such obligation becomes determinable, the grantee of an Option or SAR shall remit to the Company in cash all applicable federal and state withholding and employment taxes. Such obligation to remit may be satisfied, if authorized by the Administrator in its sole discretion, after considering any tax, accounting and financial consequences, by the holder’s (i) delivery of a promissory note in the required amount on such terms as the Administrator deems appropriate, (ii) tendering to the Company previously owned shares of Common Stock or other securities of the Company with a fair market value equal to the required amount, or (iii) agreeing to have shares of Common Stock (with a fair market value equal to the required amount), which are acquired upon exercise of the Option or SAR, withheld by the Company.

Appendix C - 4

6.1.8  Other Provisions. Each Option and SAR granted under this Plan may contain such other terms, provisions, and conditions not inconsistent with this Plan as may be determined by the Administrator, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify the Option as an “incentive stock option” within the meaning of Section 422 of the Code.

6.1.9  Determination of Value. For purposes of this Plan, the fair market value of Common Stock or other securities of the Company shall be determined as follows:

(a)  If the stock of the Company is listed on a securities exchange or is regularly quoted by a recognized securities dealer, and selling prices are reported, its fair market value shall be the closing price of such stock on the date the value is to be determined, but if selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for such stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices).

(b)  In the absence of an established market for the stock, the fair market value thereof shall be determined in good faith by the Administrator, with reference to the Company’s net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company’s industry, the Company’s position in the industry, the Company’s management, and the values of stock of other corporations in the same or a similar line of business.

6.1.10  Option and SAR Term. No Option or SAR shall be exercisable more than 10 years after the date of grant, or such lesser period of time as is set forth in the applicable agreement (the end of the maximum exercise period stated in the agreement is referred to in this Plan as the “Expiration Date”).

6.2  Terms and Conditions to Which Only NQOs Are Subject. Options granted under this Plan which are designated as NQOs shall be subject to the following terms and conditions:

6.2.1  Exercise Price. The exercise price of an NQO shall be no less than the fair market value of the Common Stock on the date of grant.

6.2.2  Termination of Employment. Except as otherwise provided in the applicable agreement, if for any reason a grantee ceases to be employed by the Company or any of its Affiliates, Options that are NQOs and SARs held at the date of termination (to the extent then exercisable) may be exercised in whole or in part at any time within ninety (90) days of the date of such termination (but in no event after the Expiration Date). For purposes of this Section 6.2.2, “employment” includes service as a director, consultant or adviser. For purposes of this Section 6.2.2, a grantee’s employment shall not be deemed to terminate by reason of the grantee’s transfer from the Company to an Affiliate, or vice versa, or sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed ninety (90) days or, if longer, if the grantee’s right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

6.3  Terms and Conditions to Which Only ISOs Are Subject. Options granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

6.3.1  Exercise Price. The exercise price of an ISO shall not be less than the fair market value (determined in accordance with Section 6.1.9) of the stock covered by the Option at the time the Option is granted. The exercise price of an ISO granted to any person who owns, directly or by attribution under the Code (currently Section 424(d)), stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Affiliate (a “Ten Percent Stockholder”) shall in no event be less than one hundred ten percent (110%) of the fair market value (determined in accordance with Section 6.1.9) of the stock covered by the Option at the time the Option is granted.

Appendix C - 5

6.3.2  Disqualifying Dispositions. If stock acquired by exercise of an ISO granted pursuant to this Plan is disposed of in a “disqualifying disposition” within the meaning of Section 422 of the Code (a disposition within two (2) years from the date of grant of the Option or within one year after the issuance of such stock on exercise of the Option), the holder of the stock immediately before the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the Option as the Company may reasonably require.

6.3.3  Grant Date. If an ISO is granted in anticipation of employment as provided in Section 5.4, the Option shall be deemed granted, without further approval, on the date the grantee assumes the employment relationship forming the basis for such grant, and, in addition, satisfies all requirements of this Plan for Options granted on that date.

6.3.4  Term. Notwithstanding Section 6.1.10, no ISO granted to any Ten Percent Stockholder shall be exercisable more than five (5) years after the date of grant.

6.3.5  Termination of Employment. Except as otherwise provided in the stock option agreement, if for any reason an optionee ceases to be employed by the Company or any of its Affiliates, Options that are ISOs held at the date of termination (to the extent then exercisable) may be exercised in whole or in part at any time within ninety (90) days of the date of such termination (but in no event after the Expiration Date). For purposes of this Section 6.3.5, an optionee’s employment shall not be deemed to terminate by reason of the optionee’s transfer from the Company to an Affiliate, or vice versa, or sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed ninety (90) days or, if longer, if the optionee’s right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

6.4  Terms and Conditions Applicable Solely to SARs. In addition to the other terms and conditions applicable to SARs in this Section 6, the holder shall be entitled to receive on exercise of an SAR only Common Stock at a fair market value equal to the benefit to be received by the exercise.

7.	MANNER OF EXERCISE

7.1  An optionee wishing to exercise an Option or SAR shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price and/or withholding taxes as provided in Sections 6.1.6 and 6.1.7. The date the Company receives written notice of an exercise hereunder accompanied by the applicable payment will be considered as the date such Option or SAR was exercised.

7.2  Promptly after receipt of written notice of exercise and the applicable payments called for by Section 7.1, the Company shall, without stock issue or transfer taxes to the holder or other person entitled to exercise the Option or SAR, deliver to the holder or such other person a certificate or certificates for the requisite number of shares of Common Stock. A holder or permitted transferee of an Option or SAR shall not have any privileges as a stockholder with respect to any shares of Common Stock to be issued until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such shares.

8.	RESTRICTED STOCK

8.1  Grant or Sale of Restricted Stock.

8.1.1  No awards of restricted stock shall be granted under this Plan after ten (10) years from the date of adoption of this Plan by the Board.

Appendix C - 6

8.1.2  The Administrator may issue shares under the Plan as a grant or for such consideration (including services, and, subject to the Sarbanes-Oxley Act of 2002, promissory notes) as determined by the Administrator. Shares issued under the Plan shall be subject to the terms, conditions and restrictions determined by the Administrator. The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued, together with such other restrictions as may be determined by the Administrator. If shares are subject to forfeiture or repurchase by the Company, all dividends or other distributions paid by the Company with respect to the shares may be retained by the Company until the shares are no longer subject to forfeiture or repurchase, at which time all accumulated amounts shall be paid to the recipient. All Common Stock issued pursuant to this Section 8 shall be subject to a purchase or grant agreement, which shall be executed by the Company and the prospective recipient of the shares prior to the delivery of certificates representing such shares to the recipient. The purchase or grant agreement may contain any terms, conditions, restrictions, representations and warranties required by the Administrator. The certificates representing the shares shall bear any legends required by the Administrator. The Administrator may require any purchaser of restricted stock to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser fails to pay the amount demanded, the Administrator may withhold that amount from other amounts payable by the Company to the purchaser, including salary, subject to applicable law. With the consent of the Administrator in its sole discretion, a purchaser may deliver Common Stock to the Company to satisfy this withholding obligation. Upon the issuance of restricted stock, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

8.2  Changes in Capital Structure. In the event of a change in the Company’s capital structure, as described in Section 6.1.1, appropriate adjustments shall be made by the Administrator, in its sole discretion, in the number and class of restricted stock subject to this Plan and the restricted stock outstanding under this Plan; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments.

8.3  Corporate Transactions. In the event of a Corporate Transaction, as defined in Section 6.1.2 hereof, to the extent not previously forfeited, all restricted stock shall be forfeited immediately prior to the consummation of such Corporate Transaction unless the Administrator determines otherwise in its sole discretion; provided, however, that the Administrator, in its sole discretion, may remove any restrictions as to any restricted stock. The Administrator may, in its sole discretion, provide that all outstanding restricted stock participate in the Corporate Transaction with an equivalent stock substituted by an applicable successor corporation subject to the restriction.

9.	EMPLOYMENT OR CONSULTING RELATIONSHIP

Nothing in this Plan or any Option granted hereunder shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate the employment, consulting or advising of any optionee or restricted stock holder at any time, nor confer upon any optionee or restricted stock holder any right to continue in the employ of, or consult or advise with, the Company or any of its Affiliates.

10.	CONDITIONS UPON ISSUANCE OF SHARES

10.1  Securities Act. Shares of Common Stock shall not be issued pursuant to the exercise of an Option or the receipt of restricted stock unless the exercise of such Option or such receipt of restricted stock and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”).

10.2  Non-Compete Agreement. As a further condition to the receipt of Common Stock pursuant to the exercise of an Option or the receipt of restricted stock, the optionee or recipient of restricted stock may be required not to render services for any organization, or engage directly or indirectly in any business, competitive with the Company at any time during which (i) an Option is outstanding to such Optionee and for six (6) months after any exercise of an Option or the receipt of Common Stock pursuant to the exercise of an Option and (ii) restricted stock is owned by such recipient and for six (6) months after the restrictions on such restricted stock lapse. Failure to comply with this condition shall cause such Option and the exercise or issuance of shares thereunder and/or the award of restricted stock to be rescinded and the benefit of such exercise, issuance or award to be repaid to the Company.

Appendix C - 7

11.	NON-EXCLUSIVITY OF THIS PLAN

The adoption of this Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options other than under this Plan.

12.	MARKET STAND-OFF

Each optionee, holder of an SAR or recipient of restricted stock, if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act, shall not sell or otherwise transfer any shares of Common Stock acquired upon exercise of Options, SARs or receipt of restricted stock during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall apply only to a registration statement of the Company which includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act and the restriction period shall not exceed 90 days after the registration statement becomes effective.

13.	AMENDMENTS TO PLAN

The Board may at any time amend, alter, suspend or discontinue this Plan. Without the consent of an optionee, holder of an SAR or holder of restricted stock, no amendment, alteration, suspension or discontinuance may adversely affect such person’s outstanding Option(s), SAR(s) or the terms applicable to restricted stock except to conform this Plan and ISOs granted under this Plan to the requirements of federal or other tax laws relating to incentive stock options. No amendment, alteration, suspension or discontinuance shall require stockholder approval unless (a) stockholder approval is required to preserve incentive stock option treatment for federal income tax purposes or (b) the Board otherwise concludes that stockholder approval is advisable.

14.	EFFECTIVE DATE OF PLAN; TERMINATION

This Plan shall become effective upon adoption by the Board; provided, however, that no Option or SAR shall be exercisable unless and until written consent of the stockholders of the Company, or approval of stockholders of the Company voting at a validly called stockholders’ meeting, is obtained within twelve (12) months after adoption by the Board. If any Options or SARs are so granted and stockholder approval shall not have been obtained within twelve (12) months of the date of adoption of this Plan by the Board, such Options and SARs shall terminate retroactively as of the date they were granted. Awards may be made under this Plan and exercise of Options and SARs shall occur only after there has been compliance with all applicable federal and state securities laws. This Plan (but not Options and SARs previously granted under this Plan) shall terminate within ten (10) years from the date of its adoption by the Board. Termination shall not affect any outstanding Options or SARs or the terms applicable to previously awarded restricted stock.

Appendix C - 8

PROXY

INTERACTIVE TELEVISION NETWORKS, INC.
a Nevada Corporation

ANNUAL MEETING OF STOCKHOLDERS
December 14, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Michael Martinez and Charles Prast or either of them, as proxies, each with the power to appoint his or her substitutes, and hereby authorizes them to represent and vote, as designated below, all of the shares of Common Stock of Interactive Television Networks, Inc. held of record by the undersigned on November 9, 2006 at the Annual Meeting of Stockholders to be held at the offices of Troy & Gould Professional Corporation, 1801 Century Park East, 16th Floor, Los Angeles, California, on Thursday, December 14, 2006, beginning at 10:00 a.m. (local time), or any adjournments or postponement thereof, with all powers which the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

1.  For the election as directors of the nominees listed below, except to the extent that authority is specifically withheld.

☐☐ FOR all nominees listed below (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees: Charles Prast, Michael Martinez, Murray Williams, Geoffrey Brown, and John Wirt.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

2.  Proposal to approve the 2005 Equity Incentive Plan.

☐ For	☐ Against	☐ Abstain

3.  Proposal to ratify the appointment of Lopez, Blevins, Bork & Associates, LLP as independent auditor.

☐ For	☐ Against	☐ Abstain

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for the election of the five director nominees listed on the other side of this Proxy and for the two other proposals that are listed on the other side of this Proxy.

Dated: _________________________________________________________________________________________ Signature Signature if Held Jointly Number of Shares Subject to This Proxy

Please sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the shares are owned by a corporation, sign in the full corporate name by the President or other authorized officer. If the shares are owned by a partnership, sign in the name of the partnership by an authorized person. Please mark, sign, date and return the Proxy promptly using the enclosed envelope.